Exhibit 10.1

NISSAN-INFINITI LT LLC

2026-A SERIES SUPPLEMENT

February 26, 2026

To:	U.S. Bank Trust Company, National Association,

as Titling Company Registrar of Nissan-Infiniti LT LLC (the “Company”)

Re:	Designation of 2026-A Series Interest

cc:	U.S. Bank Trust Company, National Association, not in its individual capacity, but as

Indenture Trustee, as Registered Pledgee;

Nissan Motor Acceptance Company LLC, as Titling Company Administrator

Reference is made to the Limited Liability Company Agreement of the Company, dated as of April 1, 2021 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Titling Company Agreement”), among NILT LLC, as member of the Company (in such capacity, the “Member”), Nissan Motor Acceptance Company LLC (“NMAC”), as manager (in such capacity, the “Titling Company Administrator”), and U.S. Bank Trust Company, National Association, a national banking association, as Titling Company Registrar (in such capacity, the “Titling Company Registrar”). Unless otherwise defined herein, all capitalized terms will have the meanings ascribed thereto in Annex A to the Series Certificate Sale Agreement, dated as of the date hereof, by and between NILT LLC and Nissan Auto Leasing LLC II (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Series Certificate Sale Agreement”), and, if not defined therein, will have the meanings ascribed thereto in the Titling Company Agreement, which also contains rules as to usage that are applicable herein.

1. Pursuant to Section 4.1(a) of the Titling Company Agreement, a new Series Interest, to be known as the “Nissan-Infiniti LT LLC—2026-A Series Interest” (the “2026-A Series Interest”) is hereby established and formed, and there shall be issued a Certificate representing the 2026-A Series Interest (the “2026-A Series Certificate”), substantially in the form of Exhibit A, representing the entire 2026-A Series Interest. The 2026-A Series Interest shall have the Series Assets allocated to and associated with from time to time such Series Interest and listed in the Schedule of 2026-A Series Assets (the “2026-A Series Assets”).

2. The 2026-A Series Interest is a separate protected series of the Company within the meaning of Section 18-215(b) of the Act.

3. Pursuant to Section 4.1(c)(i) of the Titling Company Agreement, the Series Issue Date of the 2026-A Series Interest is February 26, 2026 (the “2026-A Series Issue Date”).

4. Pursuant to Section 4.1(c)(iv) of the Titling Company Agreement, Nissan Auto Lease Trust 2026-A is designated as the registered Holder of the entire 2026-A Series Interest as of the 2026-A Series Issue Date. You are directed to authenticate, as of the 2026-A Series Issue Date, the following Series Certificates: (i) the initial 2026-A Series Certificate issued to NILT LLC designated as 2026-A Series Certificate No. 1, which will represent the entire 2026-A Series Interest (the “Initial 2026-A Series Certificate”); (ii) and immediately thereafter the 2026-A Series

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Certificate issued to Nissan Auto Leasing LLC II designated as 2026-A Series Certificate No. 2, which will represent the entire 2026-A Series Interest (the “Depositor 2026-A Series Certificate”); and (iii) immediately thereafter, the final 2026-A Series Certificate issued to the Issuing Entity designated as 2026-A Series Certificate No. 3, which will represent the entire 2026-A Series Interest.

The Initial 2026-A Series Certificate and Depositor 2026-A Series Certificate shall be submitted for cancellation pursuant to Section 5.4(c) of the Titling Company Agreement. For purposes of transfer of the Initial 2026-A Series Certificate to Nissan Auto Leasing LLC II and the transfer of the Depositor 2026-A Series Certificate to the Issuing Entity on the date hereof, the instruments of transfer and certifications regarding representations and warranties referenced in Sections 5.4(a) and 5.4(e) of the Titling Company Agreement shall not be required.

5. The 2026-A Series Interest is a Fixed Series Interest.

6. The 2026-A Series Certificate is issued as a single class.

7. Pursuant to Section 4.1(c)(v) of the Titling Company Agreement, the Series Cutoff Date for the 2026-A Series Interest will be January 31, 2026.

8. Rights in Respect of the 2026-A Series Interest. Each Holder and Registered Pledgee of the 2026-A Series Certificate is a third-party beneficiary of this 2026-A Series Supplement and the Titling Company Agreement insofar as this 2026-A Series Supplement and the Titling Company Agreement apply to the 2026-A Series Interest, the Holders of the 2026-A Series Certificate and the Registered Pledgees of the 2026-A Series Certificate. Therefore, to the extent references in the Titling Company Agreement to the ability of a “Holder” or a “Registered Pledgee” of a Series Certificate to take any action shall be deemed to refer to the Indenture Trustee (as Registered Pledgee of the 2026-A Series Certificate), acting at the direction of the Required Percentage of the Noteholders and thereafter, the Owner Trustee, acting at the direction of the Required Percentage of the Trust Certificateholders (which for this purpose shall include the Trust Certificates owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and any of their respective Affiliates) until the final distribution is made with respect to the 2026-A Series Assets.

9. Transfer Restrictions.

(a) The 2026-A Series Certificate (or the 2026-A Series Interest represented thereby) may not be acquired or held by or on behalf of any Benefit Plan Investor. The 2026-A Series Certificate (or the 2026-A Series Interest represented thereby) may not be acquired or held by or on behalf of a Plan that is subject to Similar Law if the acquisition, holding and disposition of the 2026-A Series Certificate (or the 2026-A Series Interest represented thereby) would result in a violation of Similar Law or would result in the assets of the Company being (i) considered plan assets of such Plan or (ii) subject to Similar Law.

(b) Notwithstanding any other provision herein, no transfer or assignment of the 2026-A Series Certificate or the 2026-A Series Interest represented thereby (other than transfer or assignments to the Depositor or the Issuing Entity and the related pledge to the Indenture Trustee) will be valid, and any such purported transfer or assignment shall, to

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the fullest extent permitted by law, be deemed null, void, and of no effect herewith, unless the purported transferee first shall have certified in writing to the Titling Company and the Titling Company Administrator that, for U.S. federal income tax purposes, the transferee is not a partnership, S Corporation (as defined in the Code), or grantor trust having more than one beneficial owner or having a single beneficial owner that is a partnership or S Corporation.

10. 2026-A Series Collection Account.

(a) With respect to the 2026-A Series Interest, the Servicer, on or prior to the Closing Date, shall establish and maintain in the name of the Registered Pledgee until the Outstanding Amount of the Notes is zero, and thereafter in the name of the Holder, the 2026-A Series Collection Account (the “2026-A Series Collection Account”). The 2026-A Series Collection Account shall be initially established with the Registered Pledgee. If the 2026-A Series Collection Account shall cease to be an Eligible Account or if the Servicer, in its sole discretion, notifies the Registered Pledgee in writing that the 2026-A Series Collection Account should be moved, then the Servicer shall, with the assistance of the Registered Pledgee, as necessary, cause such 2026-A Series Collection Account to be moved to an alternate institution selected by the Servicer. The 2026-A Series Collection Account shall be related solely to the 2026-A Series and the 2026-A Series Assets, and funds therein shall not be commingled with any other monies, except as otherwise provided for in, or contemplated by, the Titling Company Agreement or in the Servicing Agreement. All deposits into the 2026-A Series Collection Account shall be made as described in the Servicing Agreement.

(b) On each Deposit Date and Payment Date, pursuant to the instructions from the Servicer, the Registered Pledgee shall make deposits and withdrawals from the 2026-A Series Collection Account as set forth in the 2026-A Servicing Supplement.

(c) Any transfer of funds to a Holder of a 2026-A Series Certificate shall be made as directed pursuant to the Basic Documents.

(d) If, at any time, the 2026-A Series Collection Account or the Reserve Account ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) within thirty (30) calendar days (or any longer period if the Rating Agency Condition is satisfied with respect to such longer period), shall establish a new Eligible Account meeting the conditions specified above and transfer (or direct the Indenture Trustee to transfer) any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Eligible Account. The Indenture Trustee or the Owner Trustee, as applicable, shall assist the Servicer with the moving of the 2026-A Series Collection Account and the Reserve Account as described in the preceding sentence.

11. 2026-A Reserve Account. Pursuant to Section 5.01(b) of the Trust Agreement, the Servicer, on behalf of the Issuing Entity, on or prior to the Closing Date, shall establish and maintain the Reserve Account (i) with the Indenture Trustee, until the Outstanding Amount is reduced to zero, and (ii) thereafter with the Owner Trustee. Deposits to and withdrawals from the Reserve Account shall be made as directed pursuant to the Basic Documents, including Section 8.04(c) of the Indenture, Section 8.03 of the 2026-A Servicing Supplement and Section 12 of this 2026-A Series Supplement.

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12. Investment of Monies in 2026-A Series Accounts. All amounts held in the 2026-A Series Collection Account and the Reserve Account shall be invested in Permitted Investments in accordance with Section 8.05(a) of the Indenture.

13. Termination of 2026-A Series.

(a) If all of the Series Assets allocated to or associated with the 2026-A Series Interest have been liquidated into cash and all such cash shall have been distributed, then, at the direction of the Holder of the 2026-A Series Certificate, the 2026-A Series Interest shall be terminated and the 2026-A Series Certificate shall be returned to the Titling Company Registrar and canceled.

(b) Upon a written direction to the Titling Company Administrator from the Holder of the 2026-A Series Certificate (subject to the rights of the Registered Pledgee), the Titling Company Administrator shall (at the expense of the Holder of the 2026-A Series Certificate), subject to the Act, either (i) distribute the 2026-A Series Assets to the Holder of the 2026-A Series Certificate or (ii) allocate to, and associate with, the 2026-A Series Assets to the Unallocated Assets Series or to an Other Series, as directed by such Holder; provided, however, that the 2026-A Series Assets shall not be subject to such distribution or allocation and association prior to the earlier of (x) the acceleration of the Notes under Section 5.02 of the Indenture following an Event of Default or (y) payment in full of principal of, and accrued interest on, the Notes.

14. Amendments.

(a) Notwithstanding any provision of the Titling Company Agreement, the Titling Company Agreement, as supplemented by this 2026-A Series Supplement, to the extent that it relates solely to the 2026-A Series, may be amended in accordance with this Section 14.

(b) Any term or provision of this 2026-A Series Supplement may be amended by the Member, without the consent of any other Person, subject to the satisfaction of one of the following conditions:

(i)

the Member delivers an Officer’s Certificate or Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii)

the Rating Agency Condition is satisfied with respect to such amendment and the Member notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

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(c) This 2026-A Series Supplement may also be amended by the Member (i) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this 2026-A Series Supplement or of modifying in any manner the rights of the Noteholders with the consent of the holders of Notes evidencing at least a Majority Interest of the Controlling Class of the Notes or (ii) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this 2026-A Series Supplement or of modifying in any manner the rights of the Trust Certificateholders with the consent of Trust Certificateholders evidencing at least a majority of the beneficial interest in the Trust Certificates. It will not be necessary for the consent of Noteholders or Trust Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. For purposes of this Section 14, if NMAC and/or its Affiliates is the holder of Notes representing 100% of the Note Balance of the Outstanding Notes, such Person (or Persons) may consent to such amendment on behalf of the Noteholders. In determining whether NMAC and/or its Affiliates is the holder of Notes representing 100% of the Note Balance of the Outstanding Notes for purposes of the preceding sentence, any party shall be entitled to rely on an Officer’s Certificate or similar certification of NMAC or any Affiliate thereof to such effect.

(d) Prior to the execution of any amendment to this 2026-A Series Supplement, the Member shall provide each Rating Agency, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. Promptly after the execution of any amendment to this 2026-A Series Supplement, the Member shall furnish a copy of such amendment to each Rating Agency, the Indenture Trustee and the Owner Trustee.

(e) In the event that any Trust Certificates are held by anyone other than NMAC or any of its Affiliates, this 2026-A Series Supplement may only be amended if, in addition, (i) Trust Certificateholders evidencing at least a majority of the beneficial interest in the Trust Certificates consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Titling Company Administrator or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

(f) No amendment pursuant to this Section 14 shall be effective which affects the rights, protections, liabilities or duties of the Titling Company Registrar, the Indenture Trustee and the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed). The Titling Company Registrar, the Indenture Trustee and the Owner Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Titling Company Registrar’s, the Indenture Trustee’s or the Owner Trustee’s, as applicable, own rights, duties, liabilities or immunities under this 2026-A Series Supplement.

(g) Prior to the execution of any amendment to this 2026-A Series Supplement, the Member shall provide an Opinion of Counsel to the Titling Company Registrar to the effect that after such amendment, for U.S. federal income tax purposes, the Company will not be treated as an association (or a publicly traded partnership) taxable as a corporation and the Notes (other than Tax Retained Notes) will properly be characterized as indebtedness.

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15. Governing Law. THIS 2026-A SERIES SUPPLEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS.

16. Series LLC Agreement. For all purposes of the Act, the Titling Company Agreement, together with each Series Supplement (including this 2026-A Series Supplement) and Series Designation Notice, shall constitute the “limited liability company agreement” of the Company within the meaning of the Act. The terms and provisions of each Series Supplement (including this 2026-A Series Supplement) and Series Designation Notice may have the effect of altering, supplementing or amending the terms and provisions of the Titling Company Agreement with respect to the Series governed or established thereby, but shall not alter, supplement or amend the terms of the Titling Company Agreement with respect to any other Series. To the extent that any of the terms or provisions of a Series Supplement or Series Designation Notice conflict with any of the terms or provisions of the Titling Company Agreement, the terms or provisions of such Series Supplement or Series Designation Notice shall control with respect to such Series. The Holder hereby agrees that it is bound by the Titling Company Agreement.

17. Third Party Beneficiaries. Each of the Indenture Trustee and the Owner Trustee shall be a third-party beneficiary hereof with the right to enforce this 2026-A Series Supplement to the same extent as if a party hereto.

18. Limitation on Owner Trustee Liability. It is expressly understood and agreed by the parties hereto that (a) this 2026-A Series Supplement is executed and delivered by Wilmington Trust, National Association (“WTNA”), not individually or personally, but solely as Owner Trustee of the Holder, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Holder is made and intended not as a personal representation, undertaking or agreement by WTNA, but is made and intended for the purpose of binding only the Holder, (c) nothing herein contained shall be construed as creating any liability on WTNA, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTNA has made no investigation as to the accuracy or completeness of any representations or warranties made by the Holder or any other Person in this 2026-A Series Supplement and (e) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Holder or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Holder under this 2026-A Series Supplement or any other related documents.

19. Counterparts; Electronic Signatures. This 2026-A Series Supplement may be executed (including by way of electronic or facsimile transmission) in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all counterparts taken together shall constitute one and the same instrument. The parties acknowledge and agree that they may execute this 2026-A Series

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Supplement and any variation or amendment to the same, by electronic instrument. The parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this 2026-A Series Supplement shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this 2026-A Series Supplement, and evidencing the parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the parties authorize each other to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

20. Notices. The notice provisions of Section 11.3 of the Titling Company Agreement shall apply equally to this 2026-A Series Supplement. A copy of each notice or other writing required to be delivered pursuant to this 2026-A Series Supplement shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or, in the case of mail, email (if an email address is provided) or facsimile notice, when actually received by the intended recipient, and addressed in each case as specified on Schedule II to the Series Certificate Sale Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto; provided, however, any demand, notice or communication to be delivered pursuant to the Series LLC Agreement to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

21. Waiver of Jury Trial; Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any Proceeding relating to this 2026-A Series Supplement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of Delaware, the courts of the United States of America for the District of Delaware and appellate courts from any thereof;

(b) consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 20 of this 2026-A Series Supplement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

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(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this 2026-A Series Supplement, any other Basic Document, or any matter arising hereunder or thereunder.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Member has caused this 2026-A Series Supplement to be duly executed and delivered by its officer hereunto duly authorized, as of the date first above written.

NILT LLC, as Member

By:	/s/ Nathan Debernardi

Name:	Nathan Debernardi
Title:	Assistant Treasurer

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Acknowledged and Agreed:

NISSAN AUTO LEASE TRUST 2026-A, as Holder

By: WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as
Owner Trustee

By:	/s/ Erika Forshtay
Name:	Erika Forshtay
Title:	Vice President

NILT LLC , as Holder

By:	/s/ Nathan Debernardi
Name:	Nathan Debernardi
Title:	Assistant Treasurer

NISSAN AUTO LEASING LLC II, as Holder

By:	/s/ Nathan Debernardi
Name:	Nathan Debernardi
Title:	Assistant Treasurer

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EXHIBIT A

[Form of Certificate]

NISSAN-INFINITI LT LLC

NISSAN-INFINITI LT LLC – SERIES 2026-A CERTIFICATE

Certificate No. [ ]	Percentage: 100%

(This Certificate does not represent an interest in or obligation of Nissan Motor Acceptance Company LLC, U.S. Bank Trust Company, National Association or any of their respective affiliates, except to the extent described below.)

The Series Interest represented by this Certificate shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

THIS CERTIFIES THAT [ ] is the registered owner of 100% of Nissan-Infiniti LT LLC – 2026-A Series Interest (the “2026-A Series Interest”), a designated series of limited liability company interests in Nissan-Infiniti LT LLC, a Delaware limited liability company (the “Company”). The Series Interests represented by this Certificate shall be nonassessable and fully paid.

The Company is a Delaware limited liability company governed by the Limited Liability Company Agreement of the Company, dated as of April 1, 2021 (as supplemented or amended from time to time, the “Titling Company Agreement”), among NILT LLC, as member (in such capacity, the “Member”), Nissan Motor Acceptance Company LLC (“NMAC”) as administrator (in such capacity, the “Titling Company Administrator”), the Independent Manager (as defined therein), and U.S. Bank Trust Company, National Association, a national banking association, as Titling Company Registrar (in such capacity, the “Titling Company Registrar”). Unless otherwise defined herein, all capitalized terms used but not defined in this Certificate will have the meanings ascribed thereto in the Titling Company Agreement, which also contains rules as to usage that are applicable herein. The Holder agrees that it is bound by the Titling Company Agreement.

This Certificate is one of a duly authorized Certificates. This Certificate is issued under and is subject to the Titling Company Agreement and the Amended and Restated Servicing Agreement, dated as of April 1, 2021, between the Company, NILT LLC, as Member and NMAC, as Servicer, as supplemented by that certain 2026-A Servicing Supplement, dated as of February 26, 2026, between the Company, NILT LLC, as Member and NMAC, as Servicer (collectively, the “Servicing Agreement”).

Any rights of the Holder of this Certificate are limited to the Series Interest represented hereby (and will include the right to receive all Collections on the related Series Assets pursuant to Section 4.3(b)(iii) of the Titling Company Agreement). The Holder of this Certificate, by acceptance of this Certificate, agrees to release all Claims to the Unallocated Assets and any Other Series Assets, respectively, and, in the event such release is not given effect, to subordinate fully all Claims it may be deemed to have against the Unallocated Assets or such Other Series Assets, as the case may be.

Each Holder and Registered Pledgee of this Certificate, by acceptance of this Certificate or pledge thereof, covenants and agrees that prior to the date which is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against, the Member, the Company, any Special Purpose Affiliate or any Beneficiary any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.

This Certificate, and the Series Interest represented hereby, may be transferred only in accordance with the Titling Company Agreement.

THIS CERTIFICATE WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless this Certificate is executed by an Authorized Officer of the Company and authenticated by an Authorized Officer of the Titling Company Registrar on behalf of the Titling Company Registrar, this Certificate will not entitle the Holder thereof to any benefit under the Titling Company Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

NISSAN-INFINITI LT LLC

Dated: _____________________, 2026	By:
Name:
Title:

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TITLING COMPANY REGISTRAR’S CERTIFICATE OF AUTHENTICATION

This is the 2026-A Series Certificate referred to in the within mentioned 2026-A Series Supplement.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Titling Company Registrar

By:
Authorized Officer

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FORM OF ASSIGNMENT

_______________, 20___

FOR VALUE RECEIVED, the undersigned transfers and assigns unto _______________ the Nissan-Infiniti LT LLC—2026-A Series Interest, and all rights thereunder, irrevocably constituting and appointing _________________ as Attorney to transfer said Nissan-Infiniti LT LLC—2026-A Series Interest on the books of the Company, with full power of substitution in the premises. The effectiveness of a transfer pursuant to this irrevocable assignment shall be subject to any and all transfer restrictions referenced on the face of the Certificate or in the organizational documents of the subject company, to the extent they may from time to time exist.

Dated:______________________	By:___________________________

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